SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                         ______________________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         ______________________________

          Date of Report (Date of earliest event reported): May 6, 2004


                         GALAXY NUTRITIONAL FOODS, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                        1-15345                  25-1391475
(State or other jurisdiction     (Commission File Number)       (IRS Employer
     of incorporation)                                       Identification No.)


           2441 Viscount Row                                         32809
            Orlando, Florida                                       (Zip Code)
(Address of principal executive offices)


       Registrant's telephone number, including area code: (407) 855-5500


         (Former name or former address, if changed since last report.)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

          Not applicable.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          Not applicable.

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP.

          Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

          Not applicable.

ITEM 5.   OTHER EVENTS

          LITIGATION SETTLEMENT
          Galaxy Nutritional Foods ("the Company") and Schreiber Foods, Inc. ("Schreiber") have reached an out-of-court settlement in a lawsuit filed by Schreiber Foods, Inc. (Schreiber) against Galaxy which alleged various acts of patent infringement.

          In a settlement agreement, the parties have agreed to have all claims in the patent infringement lawsuit dismissed. Pursuant to this settlement, Galaxy and Schreiber have also entered into a licensing agreement that permits Galaxy to continue using the manufacturing equipment named in the lawsuit. There was no financial consideration in either the settlement of the lawsuit or the licensing agreement. The term of the license extends through the life of all patents named in the lawsuit (and all related patents) and is assignable by Galaxy. On May 11, 2004, the Company issued a press release to announce the out-of-court settlement.

ITEM 6.   RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          Not applicable.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          Exhibit 10.1 Settlement Agreement dated May 6, 2004 between Galaxy Nutritional Foods, Inc. and Schreiber Foods, Inc. (Filed herewith.)

          Exhibit 99.1 Press Release issued by the Company on May 11, 2004 (Filed herewith.)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        GALAXY NUTRITIONAL FOODS, INC.

May 11, 2004                            By: /s/ Salvatore J. Furnari
                                            -----------------------------
                                            Salvatore J. Furnari
                                            Chief Financial Officer